FOR IMMEDIATE RELEASE:

December 21, 2009

Contact:

Pfeiffer High Investor Relations, Inc.

Geoff High: 303-393-7044

LAW ENFORCEMENT ASSOCIATES APPOINTS PAUL BRIGGS AS

PRESIDENT AND CHIEF EXECUTIVE OFFICER

RALEIGH, N.C. - December 21, 2009 - Law Enforcement Associates Corporation (LEA) (OTCBB: LAWE), a leading U.S.-based developer and manufacturer of electronic surveillance equipment, today announced that the board of directors has appointed Paul Briggs as the Company's president and chief executive officer. Briggs, who has served as LEA's chief financial officer since May 2008, replaces Alan Terry, who joined LEA as interim CEO in August 2009. Briggs also replaces Terry on the Company's board of directors.

"Paul's leadership skills and business acumen were clearly evident during the recent management transition," Terry said. "He quickly emerged as an ideally qualified candidate to serve as the Company's CEO."

"One of my primary recent objectives was to work with independent counsel as part of a Special Investigation Committee to review various allegations made by the Company's former CEO and director of sales in a complaint filed with the Department of Labor," Terry added. "The Committee has completed its review of those allegations and a final report was filed last Thursday with the Securities and Exchange Commission. With this important assignment now complete, I have great confidence in passing the leadership of LEA to Paul Briggs."

Tony Rand, chairman, said, "Paul possesses a thorough knowledge of LEA's specialized business, its customers and its long-range growth opportunities. Upon his arrival at the Company in 2008, he spearheaded a successful effort to reduce expenses, improve operating efficiencies and return the Company to profitability. The board has been encouraged by his sound strategic thinking and his proactive approach to addressing our immediate challenges."

Briggs will head a management team that includes Mark White, senior vice president of technical operations, and Jay Becker, sales manager. "Mark and Jay have extensive industry experience and are highly regarded amongst our customers in the law enforcement and surveillance sectors," Briggs said. "I look forward to working with them and the entire LEA team as we seek to expand our customer base, add new revenue streams and enhance shareholder value."

Briggs will maintain his role as LEA's chief financial officer while the Company conducts a search for a qualified professional to oversee his financial management duties.

"The board would like to express its appreciation for the contributions of Alan Terry during his time as interim CEO," Rand said. "His expertise and assistance during our management transition proved extremely valuable."

About Law Enforcement Associates Corporation

LEA is a leading security and surveillance technology Company that manufactures and markets a diverse product line to the worldwide law enforcement, military, security and corrections markets. The Company's Audio Intelligence Devices (AID) division has been serving the law enforcement sector for more than 30 years and is one of the most respected names in the surveillance equipment industry. LEA's products are used by a wide variety of government and non-governmental agencies, as well as public and private companies. These include military bases, nuclear facilities, embassies, government installations, oil refineries, United Nations and NATO locations. LEA's products have been used at high-profile events such as the Summer & Winter Olympics, Super Bowl, U.S. Golf Championship, and the Democratic and Republican National Conventions. Its products include the Under Vehicle Inspection System (UVIS), EDK123 (Explosive Detection Kit), Bloodhound and Birddog GPS Tracking Systems, Graffiti Cam, Letter-bomb Visualizer Spray, and a wide variety of Audio & Video Surveillance Equipment. Headquartered in Raleigh, N.C., the Company has been featured in many industry publications and websites. For more information, please visit www.leacorp.com.

Forward-Looking and Cautionary Statements

This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Among other things, these statements relate to our financial condition, results of operations and future business plans, operations, opportunities and prospects. In addition, we and our representatives may from time to time make written or oral forward-looking statements, including statements contained in filings with the Securities and Exchange Commission and in our reports to stockholders. These forward-looking statements are generally identified by the words or phrases "may," "could," "should," "expect," "anticipate," "plan," "believe," "seek," "estimate," "predict," "project" or words of similar import. These forward-looking statements are based upon our current knowledge and assumptions about future events and involve risks and uncertainties that could cause our actual results, performance or achievements to be materially different from any anticipated results, prospects, performance or achievements expressed or implied by such forward-looking statements. These forward-looking statements are not guarantees of future performance. Many factors are beyond our ability to control or predict. You are accordingly cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date that we make them. For a description of factors that may cause actual results to differ materially from such forward-looking statements, see the Company's Annual Report on Form 10-K for the year ended 2008, and other reports from time to time filed or furnished to the Securities and Exchange Commission. We do not undertake to update any forward-looking statement that may be made from time to time by us or on our behalf.

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